Exhibit 10.13

Employment Agreement

BETWEEN: AGM Group Holdings Inc. (“AGM”)

AND: Chuang Chen

1.	PREAMBLE

The preamble is an integral part of this contract.

WHEREAS AGM requires the services of Mr. Chuang Chen as an independent director;

WHEREAS Mr. Chuang Chen agrees to serve as AGM’s independent director;

WHEREAS the parties wish to confirm their agreement in writing;

WHEREAS the parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this contract.

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

2.	TERM

2.1	This contract is for an initial term of 36 months (From March 16, 2017 to March 15, 2020) renewable for an additional period of 36 months. The term should not exceed a total of 72 months.

2.2	In the event of termination, Mr. Chuang Chen should deliver a written resignation with a three months’ notice and remain as an independent director until a new candidate is in place.

3.	CONSIDERATION

3.1	Service Awards

In consideration of the provision of services, AGM agrees to pay Mr. Chuang Chen, as compensation of RMB 72,000 annually, starting when the registration statement on Form F-1 is publicly submitted.

4.	SPECIAL PROVISIONS

4.1	Obligations of AGM

AGM agrees and undertakes to Mr. Chuang Chen as follows:

To bring Mr. Chuang Chen collaboration and will provide information necessary to ensure the full and faithful discharge of services to be rendered;

4.2	Obligation of Mr. Chuang Chen

Mr. Chuang Chen agrees and undertakes to AGM to the following:

The services must be made full time in a professional manner, according to the rules generally accepted by the industry.

4.3	Commitment to confidentiality and nondisclosure

Mr. Chuang Chen recognizes that certain disclosures to be provided by AGM have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this contract. During the term of this contract and for a period of 12 months following the end of it. Mr. Chuang Chen is committed to AGM to:

a)	Keep confidential and not disclose the information;

b)	Take and implement all appropriate measures to protect the confidentiality of the information;

c)	Not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

d)	Not be an independent director of a company in the same or similar industry.

4.4	Representations and warranties of Mr. Chuang Chen

Mr. Chuang Chen represents and warrants to AGM that:

a)	He has the capacity required to undertake under this contract, such capacity was not limited by any commitment to another person;

b)	He has the expertise and experience required to execute and complete the obligations under this contract;

c)	He will make service efficient and professional manner, according to the rules generally accepted by industry.

5.	EFFECTIVE DATE OF CONTRACT

This Agreement shall enter into force on March 16, 2017.

Signature page attached

SIGNATURE

IN THE CITY OF BEIJING,

DATED: March 16, 2017

AGM Group Holdings Inc.

(Seal)

Chuang Chen

/s/ Chuang Chen